      As filed with the Securities and Exchange Commission on June 3, 1997
                                                           Registration No. 333-
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                             BRANDYWINE REALTY TRUST
             (Exact name of Registrant as specified in its charter)

                 Maryland                                23-2413352
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                               16 Campus Boulevard
                       Newtown Square, Pennsylvania 19073
                                 (610) 325-5600
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                          1997 LONG-TERM INCENTIVE PLAN


                                Gerard H. Sweeney
                      President and Chief Executive Officer
                               16 Campus Boulevard
                       Newtown Square, Pennsylvania 19073
                                 (610) 325-5600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------


                                                 CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                                  Proposed Maximum       Proposed Maximum
           Title of Shares                   Amount to be             Offering              Aggregate                Amount of
          to be Registered                    Registered         Price Per Share(1)     Offering Price(1)         Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial Interest, par   750,000 shares            $20.1875             $15,140,625                 $4,588
value $.01 per share.................
====================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) based on the average of the high and low reported sales prices per share on the American and Stock Exchange on May 28, 1997, a date within five business days of the date on which this registration statement is being filed.

                                    PART II


Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed by Brandywine Realty Trust ("Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration Statement:

                  (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

                  (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

                  (c) the Company's Current Reports on Form 8-K dated February 7, 1997, February 27, 1997, March 18, 1997, April 18, 1997, May 1, 1997 and May
9, 1997, and the Current Reports on Form 8-K/A dated February 5, 1997 (8-K/A No.
1), February 13, 1997 (8-K/A No. 1), February 24, 1997 (8-K/A No. 2) and April 29, 1997 (8-K/A No. 1).

                  (d) the description of the Common Shares of the Company contained in the Company's Registration Statement on Form 8-A dated March 24, 1986, as amended by a Form 8 dated June 4, 1986, as further amended by a Form 8 dated July 23, 1986 and as further amended by a Form 8-A/A dated December 23, 1996 and any other amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         The Common Shares, which are the class of securities offered pursuant to this Registration Statement, are registered under the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active a deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland law.

         The Company's Bylaws require it to indemnify (a) any present or former trustee or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding and (b) any present or former trustee or officer against any claim or liability to which he may become subject by reason of his status as such unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Company's Bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of his status as a trustee or officer provided that the Company shall have received (i) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Company's Bylaws also (i) permit the Company, with the approval of its trustees, to provide indemnification and payment or reimbursement of expenses to a present or former trustee of officer who served a predecessor of the Company in such capacity, and to any employee or agent of the Company or a predecessor of the Company, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law ("MGCL") for directors of Maryland corporations and (iii) permit the Company to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL for directors of Maryland corporations.

         The limited partnership agreement of the Operating Partnership also provides for indemnification by the Operating Partnership of the Company and its trustees and officers for any costs, expenses or liabilities incurred by them by reason of any act performed by them for or on behalf of the Operating Partnership or the Company; provided that such person's conduct was taken in good faith and in the belief that such conduct was in the best interests of the Operating Partnership and that such person was not guilty of fraud, willful misconduct or gross negligence.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to trustees and officers of the Trust pursuant to the foregoing provisions or otherwise, the Company has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Commission, such indemnification is against public policy as expressed in Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Item 7.  Exemption From Registration Claimed.

         No restricted securities are being reoffered or resold pursuant to this registration statement.

Item 8.  Exhibits.

         5.1  Opinion of Pepper, Hamilton & Scheetz
         5.2  Opinion of Ballard Spahr Andrews & Ingersoll
         23.1 Consent of Arthur Andersen LLP
         23.2 Consent of Pepper, Hamilton & Scheetz (contained in Exhibit 5.1)
         23.3 Consent of Ballard Spahr Andrews and Ingersoll (contained in
              Exhibit 5.2)
         24   Power of Attorney (see page 4)

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase, decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(h) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on June 3, 1997.

                                      BRANDYWINE REALTY TRUST


                                      By: /s/ Gerard H. Sweeney
                                          --------------------------------------
                                          Gerard H. Sweeney
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anthony A. Nichols, Sr. and Gerard H. Sweeney his true and lawful attorneys-in-fact and agents, with full power of substitution and re substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signatures                Title                                                    Date
              ----------                -----                                                    ----
/s/Anthony A. Nichols, Sr.              Chairman of the Board of Trustees                    June 3, 1997
--------------------------------
Anthony A. Nichols, Sr.

/s/ Gerard H. Sweeney                   President, Chief Executive Officer and               June 3, 1997
--------------------------------        Trustee (Principal Executive Officer)
Gerard H. Sweeney

/s/ Mark S. Kripke                      Chief Financial Officer (Principal                   June 3, 1997
--------------------------------        Financial and Accounting Officer)
Mark S. Kripke

/s/ Richard M. Osborne                  Trustee
--------------------------------
Richard M. Osborne                                                                           June 3, 1997

/s/ Warren V. Musser                    Trustee
--------------------------------
Warren V. Musser                                                                             June 3, 1997

/s/ Walter D. Alessio                   Trustee
--------------------------------
Walter D'Alessio                                                                             June 3, 1997

/s/ Charles P. Pizzi                    Trustee                                              June 3, 1997
--------------------------------
Charles P. Pizzi



                                  EXHIBIT INDEX

                                                                                                 Sequentially
Exhibit            Exhibit                                                                         Numbered
Number            Description                                                                        Page
------            -----------                                                                        ----

5.1               Opinion of Pepper, Hamilton & Scheetz LLP
5.2               Opinion of Ballard Spahr Andrews & Ingersoll
23.1              Consent of Arthur Andersen LLP
23.2              Consent of Pepper, Hamilton & Scheetz LLP (contained in Exhibit 5.1)
23.3              Consent of Ballard Spahr Andrews and Ingersoll (contained in Exhibit 5.2)
24                Power of Attorney (see page 4)

